S&W Announces Third Quarter Fiscal 2025 Financial Results

Longmont, Colorado – May 15, 2025 – S&W Seed Company (Nasdaq: SANW), or S&W, today announced financial results for the three months ended March 31, 2025.

Financial Highlights

•
Revenue for the third quarter of fiscal 2025 was $9.6 million, a 2.0% increase compared to the third quarter of fiscal 2024.
•
Gross profit margin for the third quarter of fiscal 2025 was 37.7% compared to 24.6% in the third quarter of fiscal 2024.
•
GAAP operating expenses were $4.3 million for the third quarter of fiscal 2025 compared to $5.5 million for the third quarter of fiscal 2024.
•
Net loss from continuing operations was ($2.2) million, or ($1.04) per basic and diluted share, for the third quarter of fiscal 2025 compared to ($4.8) million, or ($2.11) per basic and diluted share, for the third quarter of fiscal 2024.
•
GAAP net loss was ($2.2) million, or ($1.04) per basic and diluted share, for the third quarter of fiscal 2025 compared to ($5.5) million, or ($2.41) per basic and diluted share, for the third quarter of fiscal 2024.
•
Adjusted EBITDA (see Table B) was $0.2 million for the third quarter of fiscal 2025 compared to ($2.2) million for the third quarter of fiscal 2024.

Management Discussion

“The strategic actions we have taken during the past year to reposition S&W’s focus on our high-value, high-margin sorghum trait technology were clearly beginning to deliver results during the most recent third quarter (January through March 2025) culminating in year-over-year revenue growth, strong improvement in gross margins, and our first positive Adjusted EBITDA quarter in many years,” commented Mark Herrmann, CEO of S&W Seed Company. “However, certain tariffs that went into effect in April 2025 have impacted our outlook for the current fourth quarter of our fiscal year largely due to a decline in customer exports to China and general market uncertainty, causing us to revise our overall fiscal 2025 expectations. China has historically been the largest export buyer of sorghum; however, recent reports indicate Chinese customers have largely pulled out of the market causing a near-term disruption. Once market equilibrium is reestablished, we believe we are poised to continue growing market share with our high value, high margin Double Team and Prussic Acid Free sorghum trait solutions which continue to receive strong endorsements from the domestic sorghum community.”

"Longer-term, we are optimistic that the nutritional characteristics of sorghum, specifically that its high protein, non-GMO, and gluten-free will allow it to gain traction. As the leader in sorghum trait technology solutions, we believe this bodes well for future demand of the crop and our ability to deliver increased ROI to farmers,” Herrmann concluded.

Financial Results

Total revenue for the third quarter of fiscal 2025 was $9.6 million compared to total revenue for the third quarter of fiscal 2024 of $9.4 million. The $0.2 million growth was driven by a $0.6 million increase in non-dormant alfalfa sales in Mexico, a $0.4 million increase in conventional grain sorghum sales in the U.S., and a $0.2 million increase from the initial launch of Prussic Acid Free in the U.S. These increases were partially offset by declines of $0.5 million in sorghum sales in Asia, $0.3 million in sorghum sales in Mexico, and $0.2 million in dormant alfalfa sales in the United States.

Gross profit margin for the third quarter of fiscal 2025 was 37.7% compared to gross profit margin for the third quarter of fiscal 2024 of 24.6%. The gross profit percentage increase was primarily driven by improved life cycle management, improved international margins due to shift from non-dormant alfalfa mix to sorghum, and improved margins due to a shift from conventional sorghum to higher margin Prussic Acid Free sorghum.

GAAP operating expenses for the third quarter of fiscal 2025 were $4.3 million compared to GAAP operating expenses for the third quarter of fiscal 2024 of $5.5 million. This decrease was due to a $1.0 million decrease in selling, general, and administrative expenses and a $0.2 million decrease in depreciation and amortization costs.

Adjusted operating expenses (see Table A1) were $3.5 million for the third quarter of fiscal 2025 compared to $4.7 million for the third quarter of fiscal 2024.

Net loss from continuing operations for the third quarter of fiscal 2025 was ($2.2) million, or ($1.04) per basic and diluted share, compared to ($4.8) million, or ($2.11) per basic and diluted share for the third quarter of fiscal 2024. Net loss from discontinued operations for the third quarter of fiscal 2025 was ($0.0) million, or ($0.01) per basic and diluted share, compared to ($0.7) million, or ($0.29) per basic and diluted share, for the third quarter of fiscal 2024. GAAP net loss for the third quarter of fiscal 2025 was ($2.2) million, or ($1.04) per basic and diluted share, compared to ($5.5) million, or ($2.41) per basic and diluted share, for the third quarter of fiscal 2024.

Adjusted net loss (see Table A2) for the third quarter of fiscal 2025 was ($1.2) million, or ($0.57) per basic and diluted share, excluding the loss from discontinued operations, interest expense - amortization of debt discount, non-recurring transaction costs, dividends accrued for participating securities and accretion, and equity in loss of equity method investee (Vision Bioenergy), net of tax. Adjusted net loss (see Table A2) for the first quarter of fiscal 2024 was ($4.1) million, or ($1.79) per basic and diluted share, excluding the loss from discontinued operations, interest expense - amortization of debt discount, non-recurring transaction costs, dividends accrued for participating securities and accretion, and equity in loss of equity method investee (Vision Bioenergy), net of tax.

Adjusted EBITDA (see Table B) for the third quarter of fiscal 2025 was $0.2 million compared to Adjusted EBITDA for the third quarter of fiscal 2024 of ($2.2) million.

Fiscal 2025 Guidance

The Company is updating its expectations for fiscal 2025 revenue to be in the range of $29.0 to $31.0 million. The change in expectations is primarily due to expected continuing disruptions within the U.S. sorghum market due to decreased exports by customers to China and general market uncertainty. In fiscal 2024, comparable revenue from continuing operations was $38.0 million, which excludes revenue generated by the Company's former Australian subsidiary.

The Company now expects Adjusted EBITDA to be in the range of ($8.5) to ($7.0) million for fiscal 2025.

Conference Call

S&W Seed Company has scheduled a conference call for Thursday, May 15, 2025, at 11:00am ET (8:00am PT) to review these results. Interested parties can access the conference call by dialing (844) 861-5498 or (412) 317-6580 or can listen via a live Internet webcast, which is available in the Investor Relations section of S&W's website at http://www.swseedco.com/investors or https://app.webinar.net/RM197RJ7BVe. A teleconference replay of the call will be available for seven days at (877) 344-7529 or (412) 317-0088, confirmation #2052734. A webcast replay will be available in the Investor Relations section of S&W’s website at http://www.swseedco.com/investors or https://app.webinar.net/RM197RJ7BVe for 30 days.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America, or GAAP, S&W has provided the following non-GAAP financial measures in this release and the accompanying tables: Adjusted EBITDA; adjusted operating expenses; as well as adjusted net loss and adjusted net loss per share. S&W uses these non-GAAP financial measures internally to facilitate period-to-period comparisons and analysis of its operating performance and liquidity, and believes they are useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of its business. However, these measures are not intended to be a substitute for those reported in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

For reconciliations of historical non-GAAP financial measures to the most comparable financial measures under GAAP, see Tables A1, A2, and B accompanying this release. We have not reconciled our guidance for Adjusted

EBITDA for fiscal 2025 to net loss because the reconciling line items that impact net loss, including interest expense, non-cash stock-based compensation, foreign currency loss, and equity in loss of equity method investee (Vision Bioenergy), net of tax, among others, are uncertain or out of our control and cannot be reasonably predicted. The actual amount of these items during fiscal 2025 will have a significant impact on net loss. Accordingly, a reconciliation of this non-GAAP measure to its most directly comparable GAAP measure is not available without unreasonable efforts.

In order to calculate these non-GAAP financial measures, S&W makes targeted adjustments to certain GAAP financial line items found on its condensed consolidated statement of operations, backing out non-recurring or unique items that we believe otherwise distort the underlying results and trends of the ongoing business. S&W has excluded the following items from one or more of its non-GAAP financial measures for the periods presented:

Selling, general and administrative expenses; operating expenses. S&W excludes from operating expenses depreciation and amortization and a portion of SG&A expense related to non-recurring transaction costs and, for its Adjusted EBITDA calculation, also non-cash stock-based compensation. S&W excludes non-recurring transaction costs from S&W's total operating expenses to provide investors a method to compare its operating results to prior periods and to peer companies, as such amounts can vary significantly based on the frequency of restructuring or acquisition events and the magnitude of restructuring or acquisition expenses.

Net loss on discontinued operations: S&W excludes the net loss on discontinued operations, as this is outside of the scope of normal operations and is related to the disposal and operations of S&W Australia, which is no longer applicable. S&W believes it is important to exclude this amount in order to better understand its business performance.

Foreign currency loss. The foreign currency loss represents fluctuations from changes in exchange rates that are uncertain or out of S&W's control and cannot be reasonably predicted. S&W believes it is useful to exclude this amount in order to better understand its business performance and allow investors to compare its results with peer companies.

Interest expense – amortization of debt discount. Amortization of debt discount and debt issuance costs are primarily related to S&W's working capital lines of credit and term loans. These amounts are non-cash charges and are unrelated to its core performance during any particular period. S&W believes it is useful to exclude these amounts in order to better understand its business performance and allow investors to compare its results with peer companies.

Interest expense, net. Interest expense, net primary consists of interest incurred on S&W's working capital credit facilities, the MFP Loan, the AgAmerica loan, and equipment capital leases. S&W believes it is useful to exclude these amounts in order to better understand its business performance and allow investors to compare its results with peer companies.

Dividends accrued for participating securities and accretion. Dividends accrued for participating securities and accretion relates to dividends accrued for the Series B convertible preferred stock and the accretion for the discount related to the warrants issued in conjunction with the Series B convertible preferred stock. S&W believes it is useful to exclude these amounts in order to better understand its business performance and allow investors to compare its results with peer companies.

Equity in loss of equity method investee (Vision Bioenergy), net of tax. This loss represents S&W's percentage of Vision Bioenergy's loss for the three months ended March 31, 2025 and 2024, as it has significant influence in Vision Bioenergy. S&W believes it is useful to exclude these amounts in order to better understand its business performance and allow investors to compare its results with peer companies.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Adjusted Operating Expenses. S&W defines adjusted operating expenses as GAAP operating expenses adjusted to exclude depreciation and amortization, loss (gain) on disposal of property, plant and equipment, and non-recurring transaction costs. S&W believes that the use of adjusted operating expenses is useful to investors and other users of its financial statements in evaluating its operating performance because it provides a method to compare its operating results to prior periods and to peer companies after making adjustments for depreciation and amortization and amounts that are not expected to recur.

Adjusted net loss and loss per share. S&W defines adjusted net loss as net loss attributable to S&W less interest expense – amortization of debt discount, non-recurring transaction costs, dividends accrued for participating securities and accretion, and equity in loss of equity method investee (Vision Bioenergy), net of tax. S&W believes that these non-GAAP financial measures provide useful supplemental information for evaluating its operating performance.

Adjusted EBITDA. S&W defines Adjusted EBITDA as net loss attributable to S&W adjusted to exclude net loss from discontinued operations, interest expense, net, interest expense – amortization of debt discount, provision for (benefit from) income taxes, depreciation and amortization, non-recurring transaction costs, non-cash stock-based compensation, foreign currency loss, equity in loss of equity method investee (Vision Bioenergy), net of tax, and dividends accrued for participating securities and accretion. S&W believes that the use of Adjusted EBITDA is useful to investors and other users of its financial statements in evaluating its operating performance because it provides them with an additional tool to compare business performance across companies and across periods. S&W uses Adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of its overall assessment of its performance, for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its Board concerning its financial performance. Management does not place undue reliance on Adjusted EBITDA as its only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP.

Financial Tables

For a complete press release including financial tables, please view online at: https://swseedco.com/investors/press-releases/.

About S&W Seed Company

Founded in 1980, S&W is a global multi-crop, middle-market agricultural company headquartered in Longmont, Colorado. S&W’s vision is to be the world’s preferred proprietary seed company which supplies a range of sorghum, forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. S&W is a global leader in proprietary sorghum seeds with significant research and development, production and distribution capabilities. S&W also has a commercial presence in proprietary alfalfa seeds, and through a partnership, is focused on sustainable biofuel feedstocks primarily within camelina. For more information, please visit www.swseedco.com.

Safe Harbor Statement

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “ability,” “believe,” “may,” “future,” “plan,” "intends" “should” or “expects.” Forward-looking statements in this release include, but are not limited to: the statements under "Fiscal 2025 Guidance", our anticipated success in growing and expanding our Double Team operations in the Americas and driving the continued adoption of Double Team Grain Sorghum; our expected timelines for the development and launch of our planned products and the anticipated commercial success of such products; the shift in revenue towards our higher margin products and the expected continued increase in profit margins; and the success of our cost-saving, production optimization and operational initiatives to reduce operating expenses and drive our business towards profitability. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including risks and uncertainties related to: the effects of unexpected weather and geopolitical and macroeconomic events, such as global inflation, bank failures, supply chain disruptions, uncertain market conditions, changing U.S. and foreign trade policies, including increased trade restrictions or tariffs, on our business and operations, and the extent to which they disrupt the local and global economies, as well as our business, our customers, distributors and suppliers; sufficiency of our partnership’s cash and access to capital in order to develop its business; the sufficiency of our cash and access to capital in order to meet our liquidity needs, including our ability to pay our growers as our payment obligations come due; our need to comply with the financial covenants included in our loan agreements, refinance certain of our credit facilities and raise additional capital in the future and our ability to continue as a “going concern”; changes in market conditions, including any unexpected decline in commodity prices, may harm our results of operations and revenue outlook; our proprietary seed trait technology products, including Double Team, may not yield their anticipated benefits, including with respect to their impact on revenues and gross margins; changes in the competitive landscape and the introduction of competitive products may negatively impact our results of operations; demand for our Double Team sorghum solution may not be as strong as expected; our business strategic initiatives may not achieve the expected results; previously experienced logistical challenges in shipping and transportation of our products may become amplified, delaying our ability to recognize revenue and decreasing our gross margins; we may be unable to achieve our goals to drive growth, improve gross margins and reduce operating expenses; the inherent uncertainty and significant judgments and assumptions underlying our financial guidance; and the risks associated with our ability to successfully optimize and commercialize our business. These and other risks are identified in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended June 30, 2024 and in other filings subsequently made by us with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

S & W SEED COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2025	2024	2025	2024
Revenue	$9,552,427	$9,367,984	$22,938,801	$28,386,639
Cost of revenue	5,947,095	7,062,360	16,114,578	19,821,935
Gross profit	3,605,332	2,305,624	6,824,223	8,564,704
Operating expenses:
Selling, general and administrative expenses	2,955,365	3,960,684	11,645,402	12,357,152
Research and development expenses	734,521	767,210	2,308,927	2,269,692
Depreciation and amortization	578,047	815,807	2,088,851	2,441,191
Loss (gain) on disposal of property, plant and equipment	—	—	21,484	(70,373)
Total operating expenses	4,267,933	5,543,701	16,064,664	16,997,662
Loss from operations	(662,601)	(3,238,077)	(9,240,441)	(8,432,958)
Other expense (income):
Foreign currency loss	1,611	25,168	10,350	611
Interest expense - amortization of debt discount	241,375	367,624	955,190	1,071,686
Interest expense - convertible debt and other	657,042	740,347	2,249,157	2,250,914
Other income	(23,629)	(50,476)	(1,806)	(147,370)
Loss before income taxes	(1,539,000)	(4,320,740)	(12,453,332)	(11,608,799)
Provision for (benefit from) income taxes	3,831	1,720	6,523	(8,740)
Loss before equity in net earnings of affiliates	(1,542,831)	(4,322,460)	(12,459,855)	(11,600,059)
Equity in loss of equity method investees, net of tax	682,286	487,617	2,254,061	1,841,630
Net loss from continuing operations	(2,225,117)	(4,810,077)	(14,713,916)	(13,441,689)
Net loss from discontinued operations	(10,917)	(667,409)	(5,412,701)	(4,486,760)
Net loss	(2,236,034)	(5,477,486)	(20,126,617)	(17,928,449)
Loss (income) attributable to noncontrolling interests	—	23,051	—	(9,431)
Net loss attributable to S&W Seed Company	$(2,236,034)	$(5,500,537)	$(20,126,617)	$(17,919,018)

Calculation of net loss per share:
Net loss attributable to S&W Seed Company	$(2,236,034)	$(5,500,537)	$(20,126,617)	$(17,919,018)
Dividends accrued for participating securities and accretion	(129,176)	(123,359)	(388,541)	(367,835)
Net loss attributable to common shareholders	$(2,365,210)	$(5,623,896)	$(20,515,158)	$(18,286,853)

Net loss per share from continuing operations, basic and diluted	$(1.04)	$(2.11)	$(6.57)	$(5.92)
Net loss per share from discontinued operations, basic and diluted	$(0.01)	$(0.29)	$(2.42)	$(1.98)
Net loss attributable to S&W Seed Company per common share, basic and diluted	$(1.04)	$(2.41)	$(8.98)	$(7.89)
Net loss attributable to common shareholders per common share, basic and diluted	$(1.10)	$(2.47)	$(9.16)	$(8.05)
Weighted average number of common shares outstanding, basic and diluted	2,144,517	2,279,736	2,240,381	2,270,416

S & W SEED COMPANY
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	As of March 31, 2025	As of June 30, 2024
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$354,497	$286,508
Accounts receivable, net	11,411,618	14,636,722
Inventories, net	16,853,780	22,628,343
Prepaid expenses and other current assets	2,856,036	3,431,226
Current assets of discontinued operations	—	22,391,691
TOTAL CURRENT ASSETS	31,475,931	63,374,490
Property, plant and equipment, net	5,463,647	6,127,198
Intellectual property, net	10,469,290	20,265,618
Other Intangibles, net	2,301,085	3,206,720
Right of use asset - operating leases	1,042,937	1,113,833
Equity method investments	17,440,148	19,694,209
Other assets	1,420,343	1,364,532
Non-current assets of discontinued operations	—	5,578,941
TOTAL ASSETS	$69,613,381	$120,725,541
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$8,971,330	$3,255,928
Deferred revenue	2,212,530	832,283
Accrued expenses and other current liabilities	2,823,529	3,770,773
Current portion of working capital lines of credit, net	17,116,322	16,174,537
Current portion of long-term debt, net	283,533	315,304
Current liabilities of discontinued operations	—	44,893,499
TOTAL CURRENT LIABILITIES	31,407,244	69,242,324
Long-term debt, net, less current portion	4,537,930	4,721,849
Other non-current liabilities	690,892	800,620
Non-current liabilities of discontinued operations	—	929,623
TOTAL LIABILITIES	36,636,066	75,694,416
MEZZANINE EQUITY
Preferred stock, $0.001 par value; 3,323 shares authorized; 1,695 issued and outstanding at March 31, 2025 and June 30, 2024	6,157,306	5,768,765
TOTAL MEZZANINE EQUITY	6,157,306	5,768,765
STOCKHOLDERS' EQUITY
Common stock, $0.001 par value; 75,000,000 shares authorized; 2,146,448 issued and 2,145,132 outstanding at March 31, 2025; 2,282,704 issued and 2,281,388 outstanding at June 30, 2024	2,146	43,369
Treasury stock, at cost, 1,316 shares at March 31, 2025 and June 30, 2024	(134,196)	(134,196)
Additional paid-in capital	169,550,408	168,807,072
Accumulated deficit	(142,605,637)	(122,090,479)
Accumulated other comprehensive loss	(34,420)	(7,405,114)
Noncontrolling interests	41,708	41,708
TOTAL STOCKHOLDERS' EQUITY	26,820,009	39,262,360
TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY	$69,613,381	$120,725,541

S & W SEED COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(20,126,617)	$(17,928,449)
Loss from discontinued operations	(5,412,701)	(4,486,760)
Loss from continuing operations	(14,713,916)	(13,441,689)
Adjustments to reconcile net loss from operating activities to net cash used in operating activities:
Stock-based compensation	741,450	953,140
Provision for credit losses	237,500	589,855
Inventory write-down	291,452	1,220,904
Depreciation and amortization	2,088,851	2,441,191
Loss (gain) on disposal of property, plant and equipment	21,484	(70,373)
Equity in loss of equity method investees, net of tax	2,254,061	1,841,630
Foreign currency transactions	10,350	1,331
Amortization of debt discount	955,190	1,071,686
Accretion of note receivable	—	(153,110)
Changes in:
Accounts receivable	2,987,093	5,737,336
Receivable from unconsolidated subsidiary	(358,790)	(1,868,133)
Inventories	(468,683)	19,735
Prepaid expenses and other current assets	1,158,886	1,346,391
Other non-current assets	(258,909)	(3,266)
Accounts payable	5,731,350	(3,039,829)
Payable to unconsolidated subsidiary	187,430	(2,436,777)
Deferred revenue	1,380,247	2,037,398
Accrued expenses and other current liabilities	(1,165,447)	(215,116)
Other non-current liabilities	7,353	(124)
Net cash provided by (used in) operating activities from continuing operations	1,086,952	(3,967,820)
Net cash used in operating activities from discontinuing operations	(1,434,917)	(1,614,002)
Net cash used in operating activities	(347,965)	(5,581,822)
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of business interest	—	6,000,000
Additions to property, plant and equipment	(207,942)	(288,999)
Proceeds from disposal of property, plant and equipment	39,300	136,588
Net cash (used in) provided by investing activities from continuing operations	(168,642)	5,847,589
Net cash provided by (used in) investing activities from discontinuing operations	25,079	(50,242)
Net cash used in (provided by) investing activities	(143,563)	5,797,347
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings (repayments) of lines of credit, net	837,128	(4,855,733)
Borrowings of long-term debt	—	78,215
Repayments of long-term debt	(300,178)	(30,851)
Payments of debt issuance costs	(1,354,265)	(166,156)
Cash paid to purchase common stock	(30,000)	—
Net proceeds from sale of common stock	—	(165,812)
Taxes paid related to net share settlements of stock-based compensation awards	(9,337)	(29,447)
Net cash used in financing activities from continuing operations	(856,652)	(5,169,784)
Net cash provided by financing activities from discontinued operations	1,409,838	1,726,779
Net cash provided by (used in) financing activities	553,186	(3,443,005)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	6,331	(304)
NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	67,989	(3,227,784)
CASH AND CASH EQUIVALENTS, beginning of the period	286,508	3,398,793
CASH AND CASH EQUIVALENTS, end of period	$354,497	$171,009
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$2,293,126	$3,107,100
Income taxes	25	22,225

TABLE A1
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN OPERATING EXPENSES AND NON-GAAP ADJUSTED OPERATING EXPENSES
(UNAUDITED)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Operating expenses	$4,267,933	$5,543,701	$16,064,664	$16,997,662

Less:

Depreciation and amortization	(578,047)	(815,807)	(2,088,851)	(2,441,191)

Non-recurring transaction costs	(215,396)	(20,000)	(1,054,922)	(230,782)

Loss (gain) on disposal of property, plant and equipment	—	—	(21,484)	70,373

Non-GAAP adjusted operating expenses	$3,474,490	$4,707,894	$12,899,407	$14,396,062

TABLE A2
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED NET LOSS
(UNAUDITED)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Net loss attributable to S&W Seed Company	$(2,236,034)	$(5,500,537)	$(20,126,617)	$(17,919,018)

Net loss from discontinued operations	10,917	667,409	5,412,701	4,486,760

Interest expense - amortization of debt discount	241,375	367,624	955,190	1,071,686

Non-recurring transaction costs	215,396	20,000	1,054,922	230,782

Dividends accrued for participating securities and accretion	(129,176)	(123,359)	(388,541)	(367,835)

Equity in loss of equity method investee (Vision Bioenergy), net of tax	682,286	487,617	2,254,061	1,841,630

Non-GAAP adjusted net loss	$(1,215,236)	$(4,081,246)	$(10,838,284)	$(10,655,995)

Non-GAAP adjusted net loss attributable to S&W Seed Company per common share, basic and diluted	$(0.57)	$(1.79)	$(4.84)	$(4.69)
Weighted average number of common shares outstanding, basic and diluted	2,144,517	2,279,736	2,240,381	2,270,416

TABLE B
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2025	2024	2025	2024
Net loss attributable to S&W Seed Company	$(2,236,034)	$(5,500,537)	$(20,126,617)	$(17,919,018)

Net loss from discontinued operations	10,917	667,409	5,412,701	4,486,760

Interest expense, net	657,042	740,347	2,249,157	2,250,914

Interest expense - amortization of debt discount	241,375	367,624	955,190	1,071,686

Provision for (benefit from) income taxes	3,831	1,720	6,523	(8,740)

Depreciation and amortization	578,047	815,807	2,088,851	2,441,191

Non-recurring transaction costs	215,396	20,000	1,054,922	230,782

Non-cash stock-based compensation	221,440	274,866	732,997	953,140

Foreign currency loss	1,611	25,168	10,350	611

Equity in loss of equity method investee (Vision Bioenergy), net of tax	682,286	487,617	2,254,061	1,841,630

Dividends accrued for participating securities and accretion	(129,176)	(123,359)	(388,541)	(367,835)

Non-GAAP adjusted EBITDA	$246,735	$(2,223,338)	$(5,750,406)	$(5,018,879)